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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               __________________


                                   FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                        Date of Report: February 9, 2005
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                                 IA Global, Inc.
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               (Exact Name of Registrant as specified in Charter)



         Delaware                      1-15863                  13-4037641
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(State or other jurisdiction     (Commission File No.)        (IRS Employer
     of incorporation)                                    Identification Number)



        533 Airport Boulevard, Suite 400, Burlingame, CA        94010
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           (Address of principal executive offices)           (Zip Code)




       Registrant's telephone number, including area code: (650) 685-2403
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

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

IA Global Inc. (Amex: IAO) announced a definitive agreement to divest its remaining holdings related to QuikCAT Technologies ("QuikCAT") to Nanocat Technologies PTE Limited ("Nanocat"), a Singapore corporation. Nanocat is affiliated with QuikCAT Australia Pty Ltd. ("QuikCAT Australia"), our joint venture partner for the QuikCAT business. QuikCAT is focused on the development of multi-media compression technologies for use in video, picture and audio products for license sales to third party vendors.

As part of this transaction, the company is selling the remaining rights and assets of QuikCAT which were acquired out of Chapter 11 on June 10, 2004. In addition, the company is assigning its intellectual property rights related to the Miliki Supercompressor product and any additions, developments and modifications related to certain projects and products, as well as certain customer contracts, and Nanocat is assuming certain QuikCat liabilities. The total purchase price is $650,000, which will be paid with a note that is due in installments from February 2005 to June, 2005. The note is secured by the assets sold to Nanocat and they have made an initial $50,000 deposit against the first installment due under the note.

The company previously announced the divestiture of its the Internet accelerator business ("iNet") outside of North America to its joint venture partner QuikCAT Australia Pty Ltd. ("QuikCAT Australia") and granted QuikCAT Australia an exclusive option to acquire the North America iNet business for $213,000 in cash. This option expires March 15, 2005.

The company's CEO, Alan Margerison, said, "the company has decided to divest the remaining holdings related to QuikCAT. The QuikCAT business is no longer core to our operations and the closing of license sales was more difficult than we expected. This transaction will allow the company to focus on the development of its Rex Tokyo business. Further, it will reduce our annual loss by approximately $500,000."

The transaction with Nanocat and QuikCAT Australia are expected to close during the first quarter of 2005 and are subject to the completion of due diligence. There is no guarantee that the transactions above will close.

ITEM 9.01 FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

          (a) Financial statements of business acquired- None.

          (b) Pro Forma financial information- None.

          (c) Exhibits:

          Exhibit No.              Description
          -----------              -----------

          2.1 Asset Purchase Agreement dated February 9, 2005 among IA Global, Inc., IA Global Acquisition Co and Nanocat Technologies Pte Limited.

          2.2 Share Sale Agreement Deed of Variance dated February 9, 2005 among IA Global, Inc., IA Global Acquisition Co., QuikCAT Australia Pty Ltd. And Marie-Rose Pontre'.

          2.3 Internet Accelerator Assignment Agreement Deed of Variation dated February 9, 2005 among IA Global, Inc., IA Global Acquisition Co and Nanocat Technologies Pte Limited.

          99.1 Press release dated February 14, 2005 announcing divestiture of QuikCat business, reducing annual losses by $500,000.

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

                                    SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



Dated:  February 14, 2005               IA Global, Inc.
                                        (Registrant)


                                        By: /s/ Alan Margerison
                                            -------------------
                                            Alan Margerison
                                            President and
                                            Chief Executive Officer



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